Exhibit 10.51

                                 FIRST AMENDMENT
                               TO REVOLVING CREDIT
                             AND GUARANTY AGREEMENT

      FIRST AMENDMENT, dated as of March 5, 1998 (the "Amendment"), to the REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of February 2, 1998, among BRUNO'S, INC., an Alabama corporation (the "Borrower"), a debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code, the Guarantors named therein (the "Guarantors"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), each of the other financial institutions party thereto (together with Chase, the "Banks") and THE CHASE MANHATTAN BANK, as Agent for the Banks (in such capacity, the "Agent"):


                              W I T N E S S E T H:

      WHEREAS, the Borrower, the Guarantors, the Banks and the Agent are parties to that certain Revolving Credit and Guaranty Agreement, dated as of February 2, 1998 (as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement"); and


      WHEREAS, the Credit Agreement provides that from and after the entry of the Final Order referred to therein, the aggregate extensions of credit thereunder shall not exceed a Borrowing Base to be defined in a manner satisfactory to the Agent; and


      WHEREAS, the Borrower, the Guarantors, the Banks and the Agent have agreed to certain modifications to the Credit Agreement in addition to the incorporation of the Borrowing Base; and


      WHEREAS, from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended, subject to and upon the terms and conditions set forth herein, to set forth the definition of the Borrowing Base (and of related terms), and to reflect such additional modifications, as follows:



NYFS10...:\80\56880\0003\1187\AGR3278K.020
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      NOW, THEREFORE, the parties hereto hereby agree as follows:



      1. As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.



      2. Subparagraph (b) of the fourth paragraph of the Introductory Statement is hereby amended by inserting the following immediately after the words "Bankruptcy Code" appearing in the fourth line thereof: "but pari passu with the Participating Vendor Claims".



      3. Subparagraphs (c), (d) and (e) of the Introductory Statement are hereby amended in their entireties to read as follows:



                  (c) with respect to the Obligations of the Borrower and the
            Guarantors hereunder, a perfected first priority Lien, pursuant to
            Section 364(c)(2) of the Bankruptcy Code, upon (x) all property of the Borrower and the Guarantors that either was not subject to valid and perfected Liens in existence on the Filing Date or was subject to Liens in existence on the Filing Date that were released subsequent to the Filing Date (which perfected first priority Lien shall be pari passu with the Lien under Section 364(c)(2) of the Bankruptcy Code granted pursuant to the Final Order to secure Participating Vendor Claims) and (y) all cash and cash equivalents that are (i) deposited in the Letter of Credit Account prior to the Termination Date and (ii) deposited in the Letter of Credit Account, out of the Agent's and the Banks' PARI PASSU recoveries from the assets of the Borrower and the Guarantors, on and after the Termination Date (which cash and cash equivalents so deposited in the Letter of Credit Account (the "Separate Account") shall not be subject to the Lien securing Participating Vendor Claims), provided that following the Termination Date, amounts in the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to; and


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                  (d) with respect to the Obligations of the Borrower and the
            Guarantors hereunder, a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors that was subject to valid and perfected Liens in existence on the Filing Date (including the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with that certain Credit Agreement dated as of August 18, 1995, among the Borrower, the several lenders from time to time party thereto and Chase, as administrative agent (as heretofore amended, amended and restated or otherwise modified, the "Existing Agreement") and any Liens granted after the Filing Date on the property of the Guarantors to provide adequate protection in respect of the Existing Agreement), junior to such valid and perfected Liens (which junior Lien shall be pari passu with the Lien under Section 364(c)(3) of the Bankruptcy Code granted pursuant to the Final Order to secure Participating Vendor Claims).



      4. The definition of the term "Borrowing Base" set forth in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Borrowing Base" shall mean, on any date, an amount
            (calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to (i) the amount by which the sum of (a) 65% of the Adjusted Eligible Inventory located at the Distribution Center at such date and (b) 60% of the Adjusted Eligible Inventory located at the Stores (or in transit from the Distribution Center to the Stores) at such date exceeds the aggregate amount of Participating Vendor Claims at such date, MINUS (ii) the aggregate amount of gift certificates then outstanding entitling the holder thereof to use all or a portion thereof to pay all or a portion of the purchase price for any Inventory as of such day, PLUS (iii) the Real Property Component. The Borrowing Base will be computed on a weekly and monthly basis and established based upon the most recent



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            Borrowing Base Certificate delivered to the Agent and shall remain in effect until the delivery to the Agent of a subsequent Borrowing Base Certificate. Borrowing Base standards may be fixed and revised from time to time solely by the Agent in the Agent's exclusive judgment with three Business Days prior notice by the Agent to the Borrower and the Guarantors.



      5. The definition of the term "Prepayment Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the words (x) "thirty (30) days after the entry of the Interim Order by the Bankruptcy Court" appearing in the first and second lines thereof and inserting in lieu thereof the date "March 11, 1998" and (y) "the expiration of such thirty (30) day period" appearing at the end thereof and inserting in lieu thereof the words "such date".



      6. The definition of the term "Borrowing Base Certificate" set forth in
Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

                  "Borrowing Base Certificate" shall mean a certificate
            substantially in the form of Exhibit E (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Financial Officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein.



      7. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in appropriate alphabetical order:



                  "Additional Reserve" shall mean, on any date, an amount that is equal to 2% of Eligible Inventory on such date (other than Eligible Inventory consisting of general merchandise located at the Stores), PROVIDED that the calculation of the Additional Reserve shall include


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            general merchandise located at the Stores at such times as the
            Additional Shrink Percentage is zero.

                  "Additional Shrink Amount" shall be calculated only if the
            Additional Shrink Percentage is greater than zero and shall mean, on any date, an amount that is equal to (x) (a) the Additional Shrink Percentage multiplied by total sales of general merchandise for all Stores for the immediately preceding twelve fiscal monthly periods divided by (b) twelve, MULTIPLIED BY (y) the Turnover Rate for general merchandise located at the Stores.



                  "Additional Shrink Percentage" shall be applicable solely to general merchandise located at the Stores and shall mean, on any date, a percentage that is equal to (a) a percentage equal to the amount of shrink in cost dollars actually incurred by the Stores at which physical inventories were taken by the Borrower and the Guarantors divided by sales in retail dollars for the Stores at which physical inventories were taken by the Borrower and the Guarantors, in each case during the immediately preceding twelve fiscal monthly periods MINUS (b) a percentage equal to the amount of shrink in cost dollars recorded in the accounting records of the Borrower and the Guarantors for all Stores divided by sales in retail dollars for all Stores, in each case during the immediately preceding twelve fiscal monthly periods (it being understood that the Additional Shrink Percentage may not be less than zero).



                  "Adjusted Eligible Inventory" shall mean, on any date,
            Eligible Inventory minus the sum of (a) the Additional Reserve and
            (b) the Additional Shrink Amount.



                  "Average Inventory" shall mean, on any date, (a) aggregate
            Inventory at the end of each fiscal monthly period beginning with the first fiscal monthly period of the current fiscal year through the most recent fiscal monthly period of the current fiscal year divided by (b) the number of fiscal monthly periods then elapsed in the current fiscal year.


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                  "Distribution Center" shall mean the warehouse facility
            operated by the Borrower and the Guarantors and located in Birmingham, Alabama.



                  "Eligible Inventory" shall mean grocery, general merchandise and deli (as described in the definition of the term "Inventory"), PROVIDED that no Inventory shall be considered eligible if: (a) it is located at the reclamation center of the Distribution Center or is held at the Distribution Center for return to vendor; (b) it includes any profits or transfer price additions charged or accrued in connection with transfers of Inventory between the Borrower and the Guarantors or among the Guarantors; (c) it is supplies, packaging, selling or display materials; (d) it is located at the Distribution Center and is in excess of an eight weeks' supply based on sales for the most recently preceding eight-week period determined at an individual product level; (e) it is not owned solely by the Borrower and the Guarantors; (f) it is on consignment to the Borrower and the Guarantors; (g) it is not located at property that is owned or leased by the Borrower and the Guarantors or in transit from vendors; (h) it is not located in the United States of America; (i) it is not subject to a perfected first priority Lien securing the Obligations and Participating Vendor Claims; or (j) it is not in good condition, does not meet all standards imposed by any Governmental Authority having regulatory authority over it, or is not currently saleable in the normal course of business of the Borrower and the Guarantors.



                  "Inventory" shall mean all products available for sale by the
            Borrower and the Guarantors in the following categories as defined and classified by the Borrower and the Guarantors on a basis consistent with the Borrower's and the Guarantors' current and historical accounting practices: grocery, general merchandise, pharmacy, meat, seafood, produce, floral, bakery and deli; valued at cost on a basis consistent with the Borrower's and the Guarantors' current and historical accounting practices (without giving effect to LIFO reserves).



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                  "Participating Vendors" shall have the meaning set forth in the Final Order.

                  "Participating Vendor Claims" shall mean the claims (net of allowances, rebates, coupon reconciliations and other credits) held by Participating Vendors on account of Inventory shipped to the Borrower by Participating Vendors and accepted by the Borrower from and after the date on which such vendors have become Participating Vendors pursuant to the terms of the Final Order, provided that no claim for goods shipped more than seven calendar days following the giving of notice by the Agent to the Borrower and to the Vendor Trustee referred to in the Final Order (or, in the absence of the appointment of a Vendor Trustee, to counsel for the Official Creditors' Committee appointed in the Cases) of the occurrence of an Event of Default shall constitute a Participating Vendor Claim.



                  "Real Property Component" shall mean $125,000,000, PROVIDED that such amount shall be (i) automatically and permanently reduced at the time of the sale, transfer or other disposition by the Borrower or any of the Guarantors of any real property or any leasehold interest in real property (other than real property and leasehold interests in real property described in Schedule 6.11) by an amount that is equal to the appraised value thereof as reflected in the most recent appraisal with respect thereto furnished to the Agent pursuant to Section 5.10 or delivered to the Pre-Petition Agent pursuant to the requirements of the Existing Agreement (it being understood that if any such appraisal sets forth a range of values for the subject property, the "appraised value" of such property shall be the arithmetic mean of the high and low values specified for such property in such appraisal as determined by the Agent) and (ii) otherwise adjusted as determined by the Agent to reflect the appraised values that are set forth in the appraisals that are furnished to the Agent from time to time pursuant to
            Section 5.10.



                  "Stores" shall mean all supermarket retail locations selling
            Inventory owned by the Borrower and the Guarantors.


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                  "Turnover Rate" shall be an amount stated in months and shall mean, on any date, an amount that is equal to (x) twelve DIVIDED BY
            (y) (i) (a) the aggregate cost of goods sold from the beginning of the current fiscal year through the end of the most recent fiscal monthly period divided by (b) the number of weeks then elapsed in the current fiscal year multiplied by (c) the total number of weeks in the current fiscal year divided by (ii) Average Inventory.



      8. Section 2.03(d) of the Credit Agreement is hereby amended by deleting the percentage (x) "1-1/4%" appearing in the fourth line thereof and inserting in lieu thereof the percentage "3/4 of 1%" and (y) "3-1/4%" appearing in the fifth line thereof and inserting in lieu thereof the percentage "2-3/4%".



      9. Section 2.08(a) of the Credit Agreement is hereby amended by deleting the percentage "1-1/4%" appearing in the third line thereof and inserting in lieu thereof the percentage "3/4 of 1%".



      10. Section 2.08(b) of the Credit Agreement is hereby amended by deleting the percentage "2-1/4%" appearing in the fourth line thereof and inserting in lieu thereof the percentage "1-3/4%".



      11. Section 2.09 of the Credit Agreement is hereby amended by deleting the percentage (i) "4-1/4%" appearing in clause (x) thereof and inserting in lieu thereof the percentage "3-3/4%" and (ii) "3-1/4%" appearing in clause (y) thereof and inserting in lieu thereof the percentage "2-3/4%".



      12. Section 2.19 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:



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            Notwithstanding anything to the contrary set forth in such letter, the annual administration fee referred to therein shall be equal to $150,000, payable in quarterly installments each in the amount of $37,500 at the times set forth in such letter.

      13. Section 2.21 of the Credit Agreement is hereby amended by deleting the words "two and one-quarter (2-1/4%)" appearing in the third line thereof and inserting in lieu thereof the words "one and three-quarters per cent (1-3/4%)".



      14. The first sentence of Section 2.23(a) of the Credit Agreement is hereby amended in its entirety to read as follows:



            The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Final Order, (i) pursuant to
            Section 364(c)(1) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(vi) shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code but pari passu with the Participating Vendor Claims, (ii) pursuant to
            Section 364(c)(2) of the Bankruptcy Code, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(vi) shall at all times be secured by a perfected first priority Lien on (x) all property of the Borrower and the Guarantors that either was not subject to valid and perfected Liens in existence on the Filing Date or was subject to Liens in existence on the Filing Date that were released subsequent to the Filing Date (which perfected first priority Lien shall be pari passu with the Lien under Section 364(c)(2) of the Bankruptcy Code granted pursuant to the Final Order to secure Participating Vendor Claims) and (y) the Separate Account (which Separate Account shall not be subject to the Lien securing Participating Vendor Claims), and (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, the Obligations of the



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            Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(vi) shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors that was subject to valid and perfected Liens in existence on the Filing Date (including the existing Liens that presently secure the Borrower's and the Guarantors' pre-petition Indebtedness under the Existing Agreement and any Liens granted after the Filing Date on the property of the Guarantors to provide adequate protection in respect of the Existing Agreement), junior to such valid and perfected Liens (which junior Lien shall be pari passu with the Lien under Section 364(c)(3) of the Bankruptcy Code granted pursuant to the Final Order to secure Participating Vendor Claims), subject only to (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $2,500,000 and (y) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 (collectively, the "Carve-Out"), provided that following the Termination Date amounts in the Letter of Credit Account shall not be subject to the Carve-Out.



      15. Clause (iv) of the first sentence of Section 3.06 of the Credit Agreement is hereby amended by inserting the following at the end thereof:



            and (from and after the entry of the Final Order) Liens securing Participating Vendor Claims (all of which Liens referred to in this clause (iv) shall be pari passu with one another, provided that the Separate Account shall not be subject to the Lien securing Participating Vendor Claims)



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      16. Section 4.02 (d) of the Credit Agreement is hereby amended by deleting the words "30 days after the entry of the Interim Order" appearing in the tenth and eleventh lines thereof and inserting in lieu thereof the date "March 11, 1998".



      17. Section 5.09 of the Credit Agreement is hereby amended by inserting
(x) the word "second" before the word "immediately" appearing in the third line thereof and (y) the following sentence at the end thereof:

            In addition, the Borrower shall furnish to the Agent, together with each Borrowing Base Certificate, an estimate of the aggregate amount of the Participating Vendor Claims as of the date of the Borrowing Base set forth in such Borrowing Base Certificate.



      18. Clause (iv) of Section 6.01 of the Credit Agreement is hereby amended by inserting the following at the end thereof:



            "and Liens securing Participating Vendor Claims (all of which Liens referred to in this clause shall be pari passu with one another, provided that the Separate Account shall not be subject to the Lien securing Participating Vendor Claims)"



      19. Section 6.04 of the Credit Agreement is hereby amended by inserting the word "reasonably" immediately before the word "satisfactory" appearing in the last line thereof.



      20. Section 6.05(b) of the Credit Agreement is hereby amended by inserting the word "reasonably" immediately before the word "satisfactory" appearing in the last line thereof.



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      21. Section 6.07 of the Credit Agreement is hereby amended by inserting the following after the words "except for" appearing in the third line thereof:



            "Participating Vendor Claims (which shall be pari passu with the claims of the Agent and the Banks against the Borrower and the Guarantors hereunder) and except for"



      22. Section 7.01(e) of the Credit Agreement is hereby amended by inserting the following at the end thereof:



            ", in each case other than Participating Vendor Claims (which shall be pari passu with the claims of the Agent and the Banks hereunder)"



      23. The Credit Agreement is hereby amended by replacing Exhibit A-2 thereto with Schedule 1 hereto.



      24. The Credit Agreement is hereby further amended by adding Schedule 2 hereto as Exhibit E to the Credit Agreement.



      25. This Amendment shall not become effective until the date (the " Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors, the Banks and the Agent, and the Agent shall have received evidence satisfactory to it of such execution.



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      26. Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.



      27. The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agent.



      28. This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agent or the Banks may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein. Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.



      29. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.



      30. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.



      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and the year first above written.


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                              BORROWER:

                              BRUNO'S, INC.

                              By: _________________________
                              Title:


                              GUARANTORS:

                              PWS HOLDING CORPORATION


                              By: _________________________
                              Title:


                              FOOD MAX OF MISSISSIPPI, INC.

                              By: _________________________
                              Title:


                              A.F. STORES, INC.

                              By: _________________________
                              Title:


                              BR AIR, INC.

                              By: _________________________
                              Title:


                              FOOD MAX OF GEORGIA, INC.

                              By: _________________________
                              Title:



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                              FOOD MAX OF TENNESSEE, INC.

                              By: _________________________
                              Title:


                              FOODMAX, INC.

                              By: _________________________
                              Title:


                              LAKESHORE FOODS, INC.

                              By: _________________________
                              Title:


                              BRUNO'S FOOD STORES, INC.

                              By: _________________________
                              Title:


                              GEORGIA SALES COMPANY

                              By: _________________________
                              Title:


                              SSS ENTERPRISES, INC.

                              By: _________________________
                              Title:




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                              AGENT:

                              THE CHASE MANHATTAN BANK,
                              INDIVIDUALLY AND AS AGENT

                              By: _________________________
                              Title:

                                 270 Park Avenue
                                 New York, New York 10017




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